Exhibit 35.2

1123 – Servicer Compliance Statement

I, Kendall Stork, President and CEO of Citibank (South Dakota), National Association (“CBSD”), the subservicer under the subservicing agreement between CBSD and The Student Loan Corporation (the “servicing agreement”) relating to SLC Student Loan Trust 2004-1, SLC Student Loan Trust 2005-1, SLC Student Loan Trust 2005-2, SLC Student Loan Trust 2005-3, SLC Student Loan Trust 2006-1, SLC Student Loan Trust 2006-2, SLC Private Student Loan Trust 2006-A, SLC Student Loan Trust 2007-1 and SLC Student Loan Trust 2007-2 (each, a “trust”), certify that:

(a)
A review of CBSD’s servicing activities during the period covered by the trust’s report on Form 10-K for the fiscal year ended December 31, 2007 (the “Reporting Period”) and of CBSD’s performance under the servicing agreement related to such trust has been made under my supervision.

(b)
To the best of my knowledge, based on such review, CBSD has fulfilled all of its servicing obligations under the servicing agreement related to such trust in all material respects throughout the Reporting Period.

March 13, 2008

By: __/s/ Kendall Stork_____________
Name: Kendall Stork
Title: President and CEO